SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C. 20549


                                 ___________________



                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
           April 23, 1995


                              THE HILLHAVEN CORPORATION
                (Exact name of registrant as specified in its charter)


               Nevada                  1-10426              91-1459952
          (State or other            (Commission         (I.R.S. Employer
          jurisdiction of            File Number)       Identification No.)
           incorporation)

          1148 Broadway Plaza, Tacoma, Washington              98402
          (Address of principal executive offices)          (Zip Code)

          Registrant's telephone number, including area code:
           (206) 572-4901


















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          Item 5.  Other Events.

               On April 23, 1995, The Hillhaven Corporation (the "Company") signed a definitive merger agreement under which Vencor, Inc. ("Vencor") will acquire the Company and its affiliated corporations and partnerships (the "Merger"). In consideration for the Merger, the Company's stockholders will receive $32.25 in value in Vencor common stock for each share owned of the Company's common stock. Based upon the closing price of $37.00 per share of Vencor's shares on Friday, April 21, 1995, the terms equate to an exchange ratio of 0.872 shares of Vencor common stock for each share of the Company's common stock. The agreement specifies that the exchange ratio can be adjusted under certain circumstances, depending upon Vencor's market price prior to closing, but under no circumstances can the ratio be adjusted down to less than 0.768 nor higher than 0.977. The transaction will be structured as a pooling of interests and as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The closing is scheduled during the third calendar quarter of 1995.

               A copy of the definitive merger agreement is attached as
          Exhibit 99.01 and the Company's press release is attached as
          Exhibit 99.02 hereto; by this reference, each is incorporated herein.

                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE HILLHAVEN CORPORATION



                                             By:  /s/ Richard P. Adcock
                                                  Richard P. Adcock
                                                  Senior Vice President,
                                                   Secretary and General
                                                   Counsel

          Dated: May 1, 1995














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                                    EXHIBIT INDEX



          Exhibit 99.01 Agreement and Plan of Merger among The Hillhaven Corporation, Vencor, Inc. and Veritas Holdings Corp. dated as of April 23, 1995.

          Exhibit 99.02  Press Release dated April 24, 1995.















































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